UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2022 (November 15, 2022)

GLOBALSTAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33117	41-2116508
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1351 Holiday Square Blvd.
Covington,	LA	70433
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (985) 335-1500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.0001 per share	GSAT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Exchange Agreement for Thermo Debt Conversion; Issuance of Preferred Stock

In connection with our Partner's launch of Services on November 15, 2022, to satisfy Globalstar, Inc.'s (the "Company") obligation to complete the Thermo Debt Conversion (as described in the Company's Current Report on Form 8-K filed September 7, 2022), the Company entered into an Exchange Agreement dated as of November 15, 2022 (the “Exchange Agreement”) with affiliates of Thermo Companies (collectively, "Thermo") and certain other lenders (collectively, the “Exchanging Lenders”) providing for the exchange of all the outstanding principal amount of, and accrued and unpaid interest on, the Exchanging Lenders’ loans under the 2019 Facility Agreement for its 7.0% Perpetual Preferred Stock, Series A, liquidation preference $1,000 per share (the “Series A Preferred Stock”), the terms of which are set forth in the Company's Certificate of Designation to its Third Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on November 15, 2022. Pursuant to the terms of the Exchange Agreement, on November 15, 2022, the Company exchanged a total of $149.4 million outstanding principal amount of, and accrued and unpaid interest on, the Exchanging Lenders’ loans under the 2019 Facility Agreement, including all loans held by Thermo, for a like aggregate liquidation preference of Series A Preferred Stock in a transaction exempt from registration under the Securities Act of 1933 pursuant to Section 4(a)(2) thereof.

Holders of Series A Preferred Stock will be entitled to receive, when, as and if declared by the Company’s Board of Directors or a committee thereof, cumulative cash dividends based on the liquidation preference of the Series A Preferred Stock, at a fixed rate equal to 7.00% per annum, payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, beginning on January 1, 2023. The Series A Preferred Stock ranks: (i) senior in right of payment to all securities designated as junior securities, including the Company’s common stock; (ii) pari passu in right of payment with all securities designated as parity securities; and (iii) junior in right of payment to any securities designated as senior securities. As long as any Series A Preferred Stock remains outstanding, the Company is generally prohibited from issuing any equity securities that are senior securities without the affirmative vote of a majority-interest of the holders of the Series A Preferred Stock. The Series A Preferred Stock is redeemable at the option of the Corporation, in whole or in part, at any time and from time to time, without penalty or premium at a redemption price equal to $1,000 per share, plus any unpaid accrued and accumulated dividends.

On November 15, 2022, the Company and Global Loan Agency Services Limited, as Agent for, and on behalf of, the lenders under the 2019 Facility Agreement, entered into a Letter Agreement setting forth such lenders' agreement to the Company’s entry into the Exchange Agreement and the transactions contemplated thereby.

The description of the terms and conditions of the Certificate of Designation, the Exchange Agreement, and the Letter Agreement does not purport to be complete and is qualified in its entirety by their full text of the Certificate of Designation, the Exchange Agreement, and the Letter Agreement, which are filed as Exhibits 3.1, 10.1 and 10.2 hereto, respectively.

Item 3.02 Unregistered Sale of Equity Securities.

The foregoing discussion of the Exchange Agreement, the terms thereof, and the transactions contemplated thereby is hereby incorporated by reference into this Item 3.02.

Item 3.03 Material Modifications to the Rights of Security Holders.

The foregoing discussion of the Certificate of Designation, the terms thereof, and the transactions contemplated thereby is hereby incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The foregoing discussion of the Certificate of Designation, the terms thereof, and the transactions contemplated thereby is hereby incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

3.1	Certificate of Designation filed November 15, 2022
10.1*	Exchange Agreement dated November 15, 2022
10.2*	Letter Agreement dated November 15, 2022

*    Portions of the exhibit have been omitted pursuant to Item 601(b)(10) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    GLOBALSTAR, INC.

                            /s/ David B. Kagan
                            David B. Kagan
                            Chief Executive Officer

Date: November 16, 2022